EXHIBIT 99.1
Company Contact:
Stephen A. Heit
201-528-8200
FOR IMMEDIATE RELEASE

CCA Industries, Inc. Announces Annual Shareholders Meeting Results

LYNDHURST, N.J., June 21, 2018 -- CCA Industries, Inc. (NYSE AMERICAN: "CAW"), announced today the results of its Annual Shareholders Meeting that took place on June 20, 2018.
Proxy votes of the common stock shareholders indicate that Lance T. Funston, Brent Funston and S. David Fineman were elected as directors. The Class A shareholder elected Sardar Biglari, Dr. Philip Cooley, Brian Haveson and Justin W. Mills, III as directors. Voting also showed that the shareholders approved the advisory vote on executive compensation, recommended that the advisory vote on executive compensation be held every three years and ratified the appointment of CohnReznick LLP as the Company’s independent registered public accountants for the fiscal year ending November 30, 2018. The board of directors re-elected Lance Funston as Chairman of the Board at a meeting held on the same day and elected Brent Funston as Vice-Chairman. In a meeting of the independent directors, S. David Fineman was elected lead independent director. The board of directors also reappointed Lance Funston as Chief Executive Officer, Douglas Haas as President and Chief Operating Officer and Stephen A. Heit as Executive Vice President and Chief Financial Officer.
CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products and “Porcelana” skin care products.
Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.